The Boeing Company P.O. Box 3707 Seattle, WA 98124‑2207

SWA-PA-1810-LA-1501773

Southwest Airlines Co.
2702 Love Field Drive
P.O. Box 36611
Dallas, Texas 75235

Subject:	Cancelation of Option Aircraft

Reference:	a)
Purchase Agreement No. 1810 (as amended, modified or supplemented from time to time, the Purchase Agreement) between The Boeing Company (Boeing) and Southwest Airlines Co. (Customer) relating to Model 737-7H4 aircraft (Aircraft)

	b)	Letter Agreement No. LA 1105884R1, titled Option Aircraft, dated December 5, 2014 (Option Letter Agreement)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement.

1.	Cancelation of Option Aircraft.
By this Letter Agreement, the twelve (12) remaining 2016 Option Aircraft granted in the referenced Option Letter Agreement are hereby canceled, in accordance with the terms set forth in the Option Letter Agreement.

2.	Confidential Treatment
Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of such information to employees of Customer with a need to know the information for purposes of helping Customer perform Customer’s obligations under the Purchase Agreement and who understand they are not to disclose such information to any other person or entity.

Very truly yours,

THE BOEING COMPANY		ACCEPTED AND AGREED TO this
Date: 7/6/2015
/s/ Jon W. Lewis		SOUTHWEST AIRLINES CO.

By	Jon W. Lewis	By /s/ Chris Monroe
Chris Monroe
Its	Attorney-In-Fact	Its VP, Treasurer

July 2, 2015
BOEING PROPRIETARY